UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 20, 2020
BIOELIFE CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-55604	98-0514250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12340 Seal Beach Blvd. Suite B-190 Seal Beach, CA	90740
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(702) 866-2500
U.S. LITHIUM, CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 20, 2020, BioELife Corp. (the “Company”) concluded a loan agreement (the “Agreement”) with The Magic Owl Corp (TMOC), a company based in Nevis. The Company issued to TMOC an unsecured, convertible promissory note for $60,000. The note is for a term of one year and bears interest at the rate of 10% per annum. At the election of the holder the note may be converted into common shares in the Company at a 30% discount to the then trading price of the Company’s stock.

The foregoing summary of the note issued by the Company to TMOC is qualified by reference to the full text of the agreement, which is filed as Exhibit 2.03 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Exhibit Description

2.03	Unsecured Convertible Promissory Note issued to The Magic Owl Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOELIFE CORP.
/s/ Gregory Rotelli
Gregory Rotelli
President and Chief Executive Officer
Date: April 7, 2020

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